Premier Financial Services, Inc.                                                                                      EXHIBIT 12.2
Ratio of Earnings to Fixed Charges


                                                       1995            1994            1993            1992            1991
                                                     ======          ======          ======          ======          ======
Earnings
     Net Income before taxes                          8,942           8,120           5,591           6,335           4,921

     Interest on debt                                 2,308           1,619           1,289           1,800           3,009

     Interest on deposits                            19,851          13,511          11,461          11,559          14,358
                                                     ------          ------          ------          ------          ------

          Total                                      31,101          23,250          18,341          19,694          22,288
                                                     ======          ======          ======          ======          ======


Fixed Charges and Preferred Stock Dividends
     Interest on Debt                                 2,308           1,619           1,289           1,800           3,009

     Interest on deposits                            19,851          13,511          11,461          11,559          14,358

     Preferred stock dividends                        1,106           1,205             592
                                                     ------          ------          ------          ------          ------

          Total                                      23,265          16,335          13,342          13,359          17,367
                                                     ======          ======          ======          ======          ======

Ratio of Earnings to Combined fixed charges
     and preferred stock dividends                     1.34            1.42            1.37            1.47            1.28
                                                     ======          ======          ======          ======          ======